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                                                                    EXHIBIT 10.8
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                             AMENDED AND RESTATED

                           LIMITED LIABILITY COMPANY

                                   AGREEMENT

                                      OF

                                ZB HOLDINGS LLC



                     a Delaware Limited Liability Company










                          Dated as of March 20, 2000









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                      LIMITED LIABILITY COMPANY AGREEMENT

                                      OF

                                ZB HOLDINGS LLC

          THIS LIMITED LIABILITY COMPANY AGREEMENT OF ZB HOLDINGS LLC (the "Agreement") is made and entered into as of the 20/th/ day of March, 2000 (the
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"Effective Date"), by and between Online Retail Partners Inc., a Delaware
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corporation f/k/a Online Retail Partners LLC, a Delaware limited liability company ("ONRP"), Zany Brainy, Inc., a Pennsylvania corporation ("Retail
          ----                                                    ------
Sponsor"), (Retail Sponsor together with ONRP, the "Members", with each being
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referred to, individually, as a "Member"), for the purpose of setting forth the
                                 ------
rights and obligations of the Members of ZB Holdings LLC (the "Company"), a
                                                               -------
limited liability company formed under the Delaware Limited Liability Company Act, 6 Del. C. (S) 18-101 et seq., as amended from time to time, (the "Act").
                                                                       ---

                                   RECITALS
                                   --------

          WHEREAS, Zany Brainy.com, a Delaware limited liability company ("ZB.com") was formed by Zany Brainy on September 7, 1999; and
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          WHEREAS, Zany Brainy, ONRP, ONRP Services LLC, a Delaware limited liability company and a wholly-owned Subsidiary of ONRP ("ONRPS"), the Company,
                                                          -----
and ZB.com entered into a series of Operating Agreements, and ONRP, Zany Brainy and the Company entered into the ZB Holdings Limited Liability Company Agreement (the "Original Holdings Operating Agreement") to form a joint venture for the
      -------------------------------------
purpose of operating an e-commerce site on the World Wide Web, all effective as of October 20, 1999. The establishment of the joint venture shall be referred to herein as the "Transaction"; and

          WHEREAS, as part of the Transaction, all interests in ZB.com were transferred to the Company, pursuant to a Contribution and Interest Purchase Agreement dated as of October 20, 1999 ("Original Contribution Agreement"); and
                                         -------------------------------

          WHEREAS, pursuant to the Original Contribution Agreement, the Company also (i) received $5 million in cash from each of Zany Brainy and ONRP (collectively, the "Funds"), (ii) received certain assets (the "Assets") of Zany
                    -----                                       ------
Brainy as set forth in Section 1 of Schedule 1.1(b) thereto, and (iii) assumed certain rights (the "Rights") and liabilities (the "Liabilities") from Zany
                     ------                         -----------
Brainy as set forth in Schedule 1.1(d) thereto; and

          WHEREAS, the Company, entered into an Interim Limited Liability Operating Agreement dated as of November 11, 1999 ("Interim Agreement") which
                                                    -----------------
set forth the preliminary rights, obligations and duties of members of ZB.com;
and

          WHEREAS, pursuant to the Interim Agreement, the Company also assigned and transferred to the ZB.com, and ZB.com accepted, all of the Funds, Assets (including all intellectual property rights appurtenant thereto), Rights and Liabilities received by the Company under the Original Contribution Agreement; and

          WHEREAS, ONRP contributed an additional $10 million to the Company in exchange for additional Interests in the Company on November 15, 1999 as part of the Follow-On Subscription (as defined in the Original Holdings Operating Agreement) which funds were contributed to ZB.com; and

          WHEREAS, the Members declared a ten-for-one split of the Membership Interests in the Company on March 17, 2000; and

          WHEREAS, the Members desire to Amended and Restate the Original Operating Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                            ORGANIZATIONAL MATTERS
                            ----------------------

1.1 Formation. The Company was formed under the Act for the purposes and upon the terms and conditions hereinafter set forth. The rights and liabilities of the Members of the Company shall be as provided in the Act, except as otherwise expressly provided herein. In the event of any inconsistency between any terms and conditions contained in this Agreement and any non-mandatory provisions of the Act, the terms and conditions contained in this Agreement shall govern.

1.2 Name. The name of the Company formed hereby shall be ZB Holdings LLC. The Company may also conduct business at the same time under one or more fictitious names if the Board determines that such is in the best interests of the Company. The Board may change the name of the Company, from time to time, in accordance with applicable law.

1.3 Principal Place of Business; Other Places of Business. The principal place of business of the Company will initially be located at 47 East 11/th/ Street, 10/th/ Floor, New York, New York 10003, or such other place within or outside the State of Delaware as the Board may from time to time designate. The Company may maintain offices and places of business at such other place or places within or outside the State of Delaware as the Board deems advisable.

1.4 Business Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful business, purpose or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, convenient, desirable or incidental to the foregoing, including, without limitation, developing and operating an Internet commerce website (the "Site") offering its customers comprehensive content, leading product assortment
 ----
in its category and related value-added online services. It is the objective of the Members that the Site be ready for initial testing by October 15, 1999 and become fully operational by November 1, 1999.

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1.5  Certificate of Formation; Filings. A Certificate of Formation of the
Company (the "Certificate") was executed and filed in the office of the Delaware
              -----------
Secretary of State as required by the Act on October 4, 1999. Amendments to the Certificate may be executed and filed from time to time in a form prescribed by the Act as authorized by the Board, provided that if any such amendments alter the rights and obligations of the parties herein, the approval of a Majority in Interest will be required. The Board shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Board shall deem necessary or advisable.

1.6 Fictitious Business Name Statements. Following the execution of this Agreement, fictitious business name statements shall be filed and published when and if the Board determines it necessary. Any such statement shall be renewed as required by applicable law, unless the Board determines otherwise.

1.7 Designated Agent for Service of Process. The Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware.

1.8 Term. The term of the Company commenced on the date that the Certificate was filed with the Office of the Delaware Secretary of State, and shall continue until the Company is dissolved pursuant to this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate in the manner required by the Act.

1.9 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company, and no Member individually shall have any interest in such property. Title to all such property may be held in the name of the Company or a designee, which designee may be a Member or its Affiliate.

1.10 Membership Interests Uncertificated. The interests of the Members of the Company shall not be certificated.

                                   ARTICLE 2
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                                  DEFINITIONS
                                  -----------

          Capitalized words and phrases used and not otherwise defined elsewhere in this Agreement shall have the following meanings:

2.1  "Act" is defined in the Preamble.

2.2 "Additional Members" means those Persons admitted to the Company as Members of the Company pursuant to Paragraph 3.4 of the Agreement.

2.3 "Additional ROFR Membership Interests" is defined in Paragraph 7.2.2 of this Agreement.

2.4 "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

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     2.4.1  Add to such Capital Account the following items:

            (a) The amount, if any, that such Member is obligated to contribute to the Company upon liquidation of such Member's Membership Interest, pursuant to the terms of this Agreement; and

            (b) The amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

     2.4.2 Subtract from such Capital Account such Member's share of the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

2.5 "Affected Membership Interests" is defined in Paragraph 7.2.1 of this Agreement.

2.6 "Affiliate" means, with reference to a specified Person: (a) a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person, (b) any Person that is a director, executive officer, general partner, manager or trustee of, or serves in a similar capacity with respect to, the specified Person, or for which the specified Person is a director, executive officer, general partner, manager or trustee, or serves in a similar capacity, or (c) any member of the Immediate Family of the specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that a Person which owns less than twenty percent (20%) of the outstanding equity interests of a specified Person shall not be deemed to be an Affiliate of the specified Person solely by reason of such equity ownership.

2.7  "Agreement" is defined in the Preamble.

2.8 "Assignee" means any Person (a) to whom a Member (or assignee thereof) Transfers all or any part of its interest in the Company, and (b) which has not been admitted to the Company as a Substitute Member pursuant to Paragraph 7.7 of this Agreement.

2.9 "Board" shall mean the board of managers of the Company. The Board shall be composed of seven members, including (a) the Chief Executive Officer of the Company, (b) three individuals designated by ONRP and (c) three individuals designated by Retail Sponsor. To the extent that ZB.com or any other Subsidiary of the Company has a board of managers, such Subsidiary's board of managers shall be composed of the same individuals as the Board. Each member of the Board
(i) shall be a natural person who need not be resident of the State of Delaware and (ii) is hereby designated as a "manager" of the Company within the meaning of the Act.

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2.10 "Capital Account" means the Capital Account maintained for each Member on the Company's books and records in accordance with the following provisions:

     2.10.1 To each Member's Capital Account there shall be added (a) such Member's Capital Contributions, (b) such Member's allocable share of Net Profits and any items in the nature of income or gain that are specially allocated to such Member pursuant to Article 5 hereof or other provisions of this Agreement, and (c) the amount of any Company liabilities assumed by such Member or which are secured by any Company Assets distributed to such Member.

     2.10.2 From each Member's Capital Account there shall be subtracted (a) the amount of (i) cash and (ii) the Gross Asset Value of any Company Assets (other than cash) distributed to such Member (other than any payment of principal and/or interest to such Member pursuant to the terms of a loan made by the Member to the Company) pursuant to any provision of this Agreement, (b) such Member's allocable share of Net Losses and any other items in the nature of expenses or losses that are specially allocated to such Member pursuant to
Article 5 or other provisions of this Agreement, and (c) liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

     2.10.3 In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

     2.10.4 In determining the amount of any liability for purposes of Paragraphs 2.10.1 and 2.10.2 hereof, there shall be taken into account Code
Section 752(c) and any other applicable provisions of the Code and Regulations.

     2.10.5 The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Board shall, upon the advice of counsel, determine that it is necessary to modify the manner in which the Capital Accounts, or any additions or subtractions thereto, are computed in order to comply with such Regulations, the Board may make such modification, provided that it will not have a material effect on the amounts distributable to any Member pursuant to Article 9 hereof upon the dissolution of the Company. The Board shall also, upon the advice of counsel, make (a) any adjustments that are necessary in cases as to which guidance under Regulations
Section 1.704-1(b)(2)(iv) is lacking to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (b) any appropriate modifications in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Sections 1.704-1(b) and 1.704-2.

2.11 "Capital Contribution Agreement" means the Contribution and Interest Purchase Agreement, dated as of October 15, 1999, by and among the Retail Sponsor, ONRP and the Company.

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2.12 "Capital Contributions" means, with respect to any Member, the total amount of cash and the initial Gross Asset Value of property (other than cash) contributed to the capital of the Company by such Member, whether as an initial Capital Contribution or as an additional Capital Contribution.

2.13 "Cash Available for Distribution" means, with respect to any fiscal year, all Company cash receipts (excluding the proceeds from any Terminating Capital Transaction), after deducting payments for Operating Cash Expenses, payments required to be made in connection with any loan to the Company or any other loan secured by a lien on any Company Assets, capital expenditures and any other amounts set aside for the restoration, increase or creation of reasonable Reserves.

2.14 "Certificate" means the Certificate of Formation of the Company filed under the Act in the Office of the Delaware Secretary of State for the purpose of forming the Company as a Delaware limited liability company, and any duly authorized, executed and filed amendments or restatements thereof.

2.16 "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

2.17 "Common Interest" means the Voting Common Interests and the Non-Voting Common Interests.

2.18 "Company" is defined in the Preamble.

2.19 "Company Minimum Gain" has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1) for the phrase "partnership minimum gain."

2.20 "Company Assets" means all direct and indirect interests in real and personal property owned by the Company from time to time, and shall include both tangible and intangible property (including cash).

2.21 "Confidential Information" means all non-public information, including, without limitation, data, customer lists or other customer-specific or marketing information, customer buying patterns, algorithms, know-how, ideas and all business, technical, pricing, cost and financial information, provided to the other party and any other information marked or disclosed as being confidential information that is obtained by the other party. Without limitation of the foregoing, this Agreement and the Operating Agreements shall be deemed to be Confidential Information.

2.22 "Conversion Corporation" is defined in Paragraph 8.3.2.

2.23 "Converting Subsidiary" is defined in Paragraph 8.3.1.

2.24 "Corporate Conversion" is defined in Paragraph 8.3.2.

2.25 "Cutoff Date" is defined in Paragraph 7.2.3.

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2.26 "Depreciation" means, for each fiscal year or other period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning
Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that (a) if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board and (b) for any asset with respect to which the Company uses the "remedial allocation method" under Regulations Section 1.704-3(d), Depreciation shall be determined in accordance with Regulations Section 1.704-3(d)(2).

2.27 "Director" means a manager of the Company who is a member of the Board.

2.28 "Economic Interest" means a Person's right to share in the Net Profits, Net Losses, or similar items of, and to receive distributions from, the Company, but does not include any other rights of a Member including, without limitation, the right to vote or to participate in the management of the Company, or, except as specifically provided in this Agreement or required under the Act, any right to information concerning the business and affairs of the Company.

2.29 "Effective Date" is defined in the Preamble.

2.30 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     2.30.1 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset set forth in Exhibit A.

     2.30.2 The Gross Asset Values of all Company Assets immediately prior to the occurrence of any event described in subparagraph (a), subparagraph (b), subparagraph (c) or subparagraph (d) hereof shall be adjusted to equal their respective gross fair market values, as determined by the Board using such reasonable method of valuation as it may adopt, as of the following times:

            (a) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

            (b) the distribution by the Company to a Member of more than a de minimis amount of Company Assets as consideration for an interest in the Company, if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Members in the Company;

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               (c)  the liquidation of the Company within the meaning of
Regulations Section 1.704-1(b)(2)(ii)(g); and

               (d) at such other times as the Board shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

       2.30.3 The Gross Asset Value of any Company Asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution as determined by the Board.

       2.30.4 The Gross Asset Values of Company Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this Paragraph 2.30.4 to the extent that the Board reasonably determines that an adjustment pursuant to Paragraph 2.30.2 above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Paragraph 2.30.4.

       2.30.5 If the Gross Asset Value of a Company Asset has been determined or adjusted pursuant to Paragraph 2.30.1, Paragraph 2.30.2 or Paragraph 2.30.4 hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Company Asset for purposes of computing Net Profits and Net Losses.

2.31 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

2.32 "Immediate Family" means, and is limited to, an individual Member's current spouse, parents, parents-in-law, grandparents, children, siblings, and grandchildren, or a trust or estate all of the beneficiaries of which consist of, or an entity controlled by, such Member or any of the foregoing individuals.

2.33 "Incapacity" means the entry of an order of incompetence or of insanity, or the death, dissolution, bankruptcy (as defined in the Act) or termination (other than by merger or consolidation) of any Person.

2.34   "Indemnitee" is defined in Paragraph 6.6.1.

2.35   "Initial Assets" is defined in Paragraph 3.1.

2.36   "IPO" means any underwritten public offering of equity securities.

2.37   "Issuer" is defined in Paragraph 8.4.1.

2.38   "Issuer Securities" is defined in Paragraph 8.4.1.

2.39   "Liquidator" is defined in Paragraph 9.5.1.

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2.40   "Majority in Interest" means Members holding a majority of the aggregate of the Voting Common Interests and Voting Preferred Interests held by all Members of the Company.

2.41   "Maximum Allowed Exchange" is defined in Paragraph 8.4.3.

2.42 "Member" means each of ONRP and Retail Sponsor and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company, and "Members" means two (2) or more of such Persons when acting in their capacity as members of the Company. For purposes of the Act, the Members shall constitute one (1) class or group of members.

2.43 "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i) with respect to "partner non-recourse debt minimum gain."

2.44   "Member Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4) for the phrase "partner nonrecourse debt."

2.45   "Member Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i) for the phrase "partner nonrecourse deductions."

2.46 "Membership Interest" means the Common Interests and the Preferred Interests and refers to the interest of a Member in the Company at any particular time, including, without limitation, the Member's Economic Interest, any and all rights to participate in the Company's affairs and the rights to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all of the terms and provisions of this Agreement. The initial Membership Interests of the Members are set forth in Exhibit A.

2.47 "Membership Interest Transfer" means any Transfer of Membership Interests, other than a Permitted Transfer.

2.48 "Net Profits" or "Net Losses" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

       2.48.1 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Paragraph 2.46 shall be added to such taxable income or loss;

       2.48.2 Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profits or Net Losses pursuant to this Paragraph 2.48, shall be subtracted from such taxable income or loss;

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

       2.48.3 Gain or loss resulting from any disposition of Company Assets where such gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company Assets disposed of, notwithstanding that the adjusted tax basis of such Company Assets differs from its Gross Asset Value;

       2.48.4 In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other periods;

       2.48.5 To the extent an adjustment to the adjusted tax basis of any asset included in Company Assets pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for the purposes of computing Net Profits and Net Losses;

       2.48.6 If the Gross Asset Value of any Company Asset is adjusted in accordance with Paragraph 2.30.2 or Paragraph 2.30.3 of this Agreement, the amount of such adjustment shall be taken into account in the taxable year of such adjustment as gain or loss from the disposition of such asset for purposes of computing Net Profits or Net Losses; and

       2.48.7 Notwithstanding any other provision of this Paragraph 2.48, any items that are specially allocated pursuant to Paragraph 5.2 or Paragraph 5.3.2 hereof shall not be taken into account in computing Net Profits or Net Losses.

2.49 "Nonrecourse Deductions" has the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

2.50 "Nonrecourse Liability" has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

2.51 "Non-Voting Common Interest" means a Common Interest in the Company (a) having the right to receive allocations of Net Profits or Net Losses, distributions and proceeds of liquidation in the manner specified for Common Interests in this Agreement but (b) which is not entitled to vote on any matter submitted to the Members for approval in accordance with Paragraph 6.2 of this Agreement.

2.52   "Non-Voting Preferred Interest" means a Preferred Interest in the Company
(a) having the right to receive allocations of Net Profits or Net Losses, distributions and proceeds of liquidation in the manner specified for Preferred Interests in this Agreement but (b) which is not entitled to vote on any matter submitted to the Members for approval in accordance with Paragraph 6.2 of this Agreement.

2.53   "Non-Voting Stock" is defined in Paragraph 8.4.4 of this Agreement.

2.54   "Offer Notice" is defined in Paragraph 7.2.1.

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2.55   "Offering Member" is defined in Paragraph 7.2.1 of this Agreement.

2.56   "Officers" is defined in Paragraph 6.9.

2.57   "ONRP" is defined in the Preamble.

2.58   "ONRPS" is defined in the Recitals.

2.59 "Operating Agreements" means (i) the Services Agreement, dated as of October 15, 1999, by and between Retail Sponsor and ZB.com, (ii) the Trademark License Agreement, dated as of October 15, 1999, by and between Retail Sponsor and ZB.com, (iii) the Supply Agreement, dated as of October 15, 1999, by and between Retail Sponsor and ZB.com, (iv) the Data Sharing/License Agreement, dated as of October 15, 1999, by and among ONRPS, Retail Sponsor and ZB.com, and
(v) the Web Site Services Agreement, dated as of October 15, 1999, by and between ONRPS and ZB.com.

2.60 "Operating Cash Expenses" means, with respect to any fiscal period, the amount of cash disbursed or owed in the ordinary course of business during the period, including without limitation, all cash expenses, such as advertising, promotion, property management, insurance premiums, taxes, utilities, repair, maintenance, legal, accounting, bookkeeping, computing, equipment use, travel on Company business, telephone expenses and salaries, and direct expenses of Company employees (if any) and agents while engaged in Company business. Operating Cash Expenses shall include fees paid by the Company to the Board or any Affiliate thereof permitted by this Agreement, and the actual cost of goods, materials and administrative services used for or by the Company, whether incurred by the Board, any Affiliate thereof or any non-Affiliate in performing functions set forth in this Agreement reasonably requiring the use of such goods, materials or administrative services. Operating Cash Expenses shall not include expenditures paid from Reserves.

2.61 "Ownership Percentage" means the ownership percentage of the Membership Interests of a Member in the Company as determined by dividing the number of Membership Interests held by such Member by the total number of Membership Interests then outstanding. The initial Ownership Percentage for each Member is set forth in Exhibit A.

2.62 "Permitted Transfer" means any Transfer of Membership Interests: (i) made by a Member to one or more of such Member's Affiliates or, if such Member is a partnership or limited liability company, to its partners or members; (ii) made by any Member to the Company, subject to Paragraph 6.2.1(1); (iii) made by a Member to his or her Immediate Family; (iv) made by a Member pursuant to testamentary or intestate disposition; or (v) made by Retail Sponsor of Non-Voting Preferred Interests to no more than 10 of its employees, officers or members of the Board of Directors of Retail Sponsor, provided that the Transfer set forth in subsection 2.62 (v) shall not relate to more than a total of 666,670 of such Non-Voting Preferred Interests.

2.63 "Person" means and includes an individual, a corporation, a partnership (general or limited), a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

2.64 "Plan" means any stock option or similar equity incentive plan of ZB.com, as adopted and as amended from time to time with the approval of a Majority in Interest.

2.65 "Preference Amount" means, with respect to each Membership Interest, an amount equal to $10.00.

2.66 "Preferred Interest" means the Voting Preferred Interests and the Non-Voting Preferred Interests.

2.67   "Purchasers" is defined in Paragraph 7.2.4.

2.68 "Recourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(1).

2.69 "Regulations" means proposed, temporary and final Treasury Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding Treasury Regulations).

2.70   "Regulatory Allocations" is defined in Paragraph 5.2.8.

2.71 "Reserves" means funds set aside or amounts allocated to reserves that shall be maintained in amounts deemed sufficient by the Board for working capital, to pay taxes, insurance, debt service, and other costs or expenses incident to the conduct of business by the Company as contemplated hereunder.

2.72   "Responsible Party" is defined in Paragraph 6.6.6.

2.73 "Retailer" means any Person with which ONRP has formed a limited liability company or other joint ventures for the purpose of developing and operating an Internet commerce website.

2.74   "Retail Sponsor" is defined in the Preamble.

2.75   "ROFR Acceptance Notice" is defined in Paragraph 7.2.2.

2.76 "ROFR Allotment" means for any Member the product of (A) the total number of Affected Membership Interests available for purchase thereunder multiplied by
(B) a fraction, the numerator of which is the number of Membership Interests owned by such Member and the denominator of which is the total number of issued and outstanding Membership Interests excluding the Affected Membership Interests. 2.77 "Same Category" means children's (i) toys (including games, dolls, plush toys, electronic toys, puzzles and arts and crafts), (ii) audio and video tapes and other multimedia products, (iii) books, (iv) software, (v) juvenile furniture (excluding newborn and infant furniture) and (vi) educational resource products, which, in each case, are targeted to children age 12 and under.

2.78   "Site" is defined in Paragraph 1.4.

2.79 "Subscription Agreement" means the Contribution and Interest Purchase Agreement, dated as of October 18, 1999, by and among the Company, ONRP and Retail Sponsor.

2.80   "Subsequent Financing" is defined in Paragraph 3.2.3.

2.81 "Subsidiary" means any and all corporations, partnerships, limited liability companies and other entities with respect to which either the Company or the Retail Sponsor, directly or indirectly, own 50% or more of the securities having the power to elect members of the board of directors or similar body governing the affairs of such entity.

2.82 "Substitute Member" means any Person (a) to whom a Member (or assignee thereof) Transfers all or any part of its interest in the Company, and (b) which has been admitted to the Company as a Substitute Member pursuant to Paragraph
7.7 of this Agreement.

2.83   "Tax Distribution" is defined in Paragraph 4.3.

2.84 "Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company.

2.85   "Termination Payment" is defined in Paragraph 7.6.

2.86 "Trade Secrets" means the "trade secrets" as defined under applicable law.

2.87 "Transfer" means, with respect to any Membership Interest, or any part thereof, in the Company, a sale, conveyance, exchange, assignment, pledge, encumbrance, gift, bequest, hypothecation or other transfer or disposition by any other means, whether for value or no value and whether voluntary or involuntary (including, without limitation, by operation of law), or an agreement to do any of the foregoing.

2.88   "Transfer Period Termination Date" is defined in Paragraph 7.2.5.

2.89   "Voting Common Interest" means a Common Interest in the Company having
(a) the right to receive allocations of Net Losses and Net Profits, distributions and proceeds of liquidation in the manner specified for Common Interests in this Agreement and (b) the right to vote on any matter submitted to the Members for approval in accordance with Paragraph 6.2.3 of this Agreement.

2.90 "Voting Preferred Interest" means a Preferred Interest in the Company having (a) the right to receive allocations of Net Losses and Net Profits, distributions and proceeds of liquidation in the manner specified for Preferred Interests in this Agreement and (b) the right to vote on any matter submitted to the Members for approval in accordance with Paragraph 6.2.3.

2.91 "ZB.com" means ZanyBrainy.com LLC, a Delaware limited liability company and, upon the execution of the Capital Contribution Agreement, a wholly-owned Subsidiary of the Company.

                                   ARTICLE 3
                                   ---------
                     CAPITAL; CAPITAL ACCOUNTS AND MEMBERS
                     -------------------------------------

3.1 Initial Capital Contributions of Members. At the date hereof, the authorized Membership Interests are as follows: 5,000,000 Voting Common Interests; 3,734,830 Non-Voting Common Interests; 5,000,000 Voting Preferred Interests; and 6,666,670 Non-Voting Preferred Interests. The names, addresses, initial Capital Contributions (the "Initial Assets") Membership Interests and
                                    --------------
Ownership Percentages of the Members are set forth on Exhibit A attached hereto and incorporated herein. All Members acknowledge and agree that the initial Capital Contributions set forth in Exhibit A represent the amount of money and the Gross Asset Value of all property (other than money) initially contributed by the Members. The Board shall be required to update Exhibit A from time to time as necessary to accurately reflect the information therein. Any amendment to Exhibit A shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Exhibit A shall be deemed to be a reference to Exhibit A as amended and in effect from time to time.

3.2  Additional Capital Contributions by Members

     3.2.1 No Member shall be (a) required or (b) except as provided in this Paragraph 3.2 or as otherwise approved by a Majority in Interest, permitted, to make any additional Capital Contributions to the Company.

     3.2.2 ONRP shall make an additional Capital Contribution of $5,137,758 in consideration of the issuance of an additional 5,242,610 Non-Voting Common Interests and Retail Sponsor shall make an additional Capital Contribution of $6,862,242 in consideration of the issuance of an additional 7,002,288 Non-Voting Preferred Interests (the "Third Subscription"), all of which interests
                                 ------------------
are hereby authorized, provided, however, that neither ONRP nor Retail Sponsor shall have the obligation to make the Third Subscription unless (a) the other Member has, in all material respects, complied with its obligations under the Operating Agreements and (b) the representations and warranties of the Company and the other Member contained in the Third Subscription Agreement are true and correct at the time the Subscription is consummated. The Capital Contributions to be made by ONRP and Retail Sponsor pursuant to this Paragraph 3.2.2 shall be made in three monthly installments, the first of which shall occur on March __, 2000, the amount of each installment shall be determined by the Board, provided that each Capital Contribution installment made by ONRP and Retail Sponsor shall be made in the same proportion as the aggregate total Capital Contribution required by each party pursuant to this Paragraph 3.2.2. The total amount of Interests to be provided to ONRP and Retail Sponsor under this Paragraph 3.2.2 shall all be issued concurrently with the payment of the initial installment on March 7, 2000.

     3.2.3 In the event of any future equity financing by the Company, including an initial public offering of equity securities by the Company, (each, a "Subsequent Financing"), each of the Members shall have the right to
   --------------------
subscribe, to the extent of its then-current Ownership Percentage, to such Subsequent Financing unless in the case of any such Subsequent Financing that is an underwritten public offering of common stock, (a) the managing underwriter in connection with such Subsequent Financing advises that a full or partial waiver of such right is required in order to consummate such Subsequent Financing and
(b) such waiver would not
materially prejudice either Retail Sponsor or ONRP. In the event of any future equity financing by ZB.com or any other Subsidiary of the Company, each of the Members shall be afforded the ratable right to purchase additional Non-Voting Common Interests or Non-Voting Preferred Interests (which shall be determined based on the type of Membership Interests already owned by each such Member) in the Company in an amount sufficient to permit the Company to purchase a sufficient number of equity securities of ZB.com or such other Subsidiary to permit the Company to maintain its ratable ownership percentage therein.

     3.2.4 Notwithstanding anything to the contrary in Section 3.2.3, if any Member who holds Non-Voting Preferred Interests fails to participate with respect to its Non-Voting Preferred Interests in any Subsequent financing by the Company, ZB.com or any other Subsidiary as set forth in Section 3.2.3, Retail Sponsor shall have the right to additionally participate in any such equity financing to the extent that the Members who hold Non-Voting Preferred Interests did not participate with respect to their Non-Voting Preferred Interests.

3.3 Capital Accounts. A Capital Account shall be established and maintained for each Member in accordance with the terms of this Agreement.

3.4 Additional Members. Following formation of the Company, the Board is hereby authorized, upon receipt of approval of a Majority in Interest, to issue interests in the Company directly from the Company, and to admit one or more recipients of such interests as additional Members ("Additional Members") from
                                                     ------------------
time to time, on such terms and conditions and for such Capital Contributions, if any, as the Board may determine with the approval of a Majority in Interest. No action or consent by any Person other than a Majority in Interest shall be required in connection with the admission of an Additional Member. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement.

3.5 Member Capital. Except as otherwise provided in this Agreement or with the prior written consent of a Majority in Interest: (a) no Member shall demand or be entitled to receive a return of or interest on its Capital Contributions or Capital Account, (b) no Member shall withdraw any portion of its Capital Contributions or receive any distributions from the Company as a return of capital on account of such Capital Contributions, and (c) the Company shall not redeem or repurchase the Membership Interest, or any portion thereof, of any Member.

3.6 Member Loans. No Member shall be required or permitted to make any loans or otherwise lend any funds to the Company, except with the consent of a Majority in Interest. Notwithstanding the foregoing, the Members shall be permitted (but not required) to make loans to the Company to the extent a Majority in Interest reasonably determines that such loans are necessary, advisable or convenient for the business of the Company, provided that any such loans shall be unsecured and on terms that are no less favorable to the Company as may be available from independent third parties. No loan made by any Member to the Company shall have any effect on such Member's Membership Interests, any such loans representing a debt of the Company payable or collectible solely from the assets of the Company in accordance with the terms and conditions upon which such loan was made.

3.7 Liability of Members. Except as otherwise required by an express provision of this Agreement or any non-waivable provision of the Act or other applicable law: (a) no Member shall be personally liable in any manner whatsoever for any debt, liability or other obligation of the Company, whether such debt, liability or other obligation arises in contract, tort, or otherwise; and (b) no Member shall in any event have any liability whatsoever in excess of (i) the amount of its Capital Contributions, (ii) its share of any assets and undistributed profits of the Company, and (iii) the amount of any wrongful distribution to such Member, if, and only to the extent, such Member has actual knowledge (at the time of the distribution) that such distribution is made in violation of
Section 18-607 of the Act. Except as expressly provided herein, no Member, in its capacity as such, shall have liability to the Company, any other Member or the creditors of the Company.

3.8  ZB.com.

     3.8.1 Contributions to ZB.com. Except as otherwise determined by the Board, all assets received by the Company will be contributed to ZB.com. ZB.com will have two types of membership interests: (i) voting preferred interests and
(ii) non-voting common interests. In exchange for its contribution of the Initial Assets to ZB.com, the Company will receive 20,401,500 (post-split) voting preferred interests of ZB.com. The Company will contribute the proceeds of the Third Subscription to ZB.com in exchange for the issuance of 12,244,898 additional voting preferred interests of ZB.com.

     3.8.2 3,032,140 (post-split) non-voting common interests of ZB.com will be reserved for option grants to employees of the Company and/or its subsidiaries, including ZB.com. Initially, 2,627,850 (post-split) of these non-voting common interests of ZB.com will be reserved for option grants to employees of the Company and ZB.com and 404,290 (post-split) non-voting common interests of ZB.com will be reserved for option grants to employees of ONRP and Retail Sponsor. The grants of options to employees of the Company and/or its subsidiaries, ONRP and/or Retail Sponsor shall be made by the Board (in its sole and absolute discretion) in accordance with the provisions of the Plan.

     3.8.3 Warrants to purchase 515,460 (post-split) non-voting common interests of ZB.com will be reserved for issuance to Ramsey/Beirne Associates, Inc. for their services in conducting certain executive search services on behalf of the Company and ZB.com.

     3.8.4 The Members anticipate that ZB.com would be the site of any initial public offering with respect to the business of the Site. Prior to an initial public offering, upon the receipt of approval of a Majority in Interest, ZB.com shall be converted into a Delaware corporation in accordance with Paragraph 8.3 of this Agreement.

     3.8.5 The Chief Executive Officer of the Company shall also be the Chief Executive Officer of ZB.com. The Board shall also constitute the board of managers of ZB.com.

                                   ARTICLE 4
                                   ---------
                                 DISTRIBUTIONS
                                 -------------

4.1  Distributions of Cash Available for Distribution.

          4.1.1 Except as otherwise provided in Paragraph 4.3 and Article 9 and subject to the provisions of Paragraph 6.2, Cash Available for Distribution shall be distributed to the Members only at such times as may be determined in the sole discretion of the Board.

          4.1.2 Subject to Paragraph 4.3 and Article 9 hereof, all distributions of Cash Available for Distribution shall be distributed to the Members in accordance with the priorities set forth in Paragraph 4.4.

4.2 Distributions Upon Liquidation. Distributions made in conjunction with the final liquidation of the Company, including, without limitation, the net proceeds of a Terminating Capital Transaction, shall be applied or distributed as provided in Article 9 hereof.

4.3 Tax Distributions. With respect to each fiscal year, the Company shall distribute to the Members, to the extent of Cash Available for Distribution, amounts intended to enable the Members to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to Article 5, (each, a "Tax Distribution"). The amount of any such Tax
                                 ----------------
Distribution shall be determined by the Board in its reasonable discretion taking into account (a) the maximum combined United States and state tax rate applicable to individuals or corporations (whichever is higher) on ordinary income and net short-term capital gain or on net long-term capital gain, as applicable, and taking into account the deductibility of state and local income taxes for United States federal income tax purposes (and the deductibility of local income taxes for state tax purposes, if applicable), and (b) the amounts so allocated pursuant to Article 5 to each Member, and otherwise based on such reasonable assumptions as the Board determines in good faith to be appropriate. Tax Distributions shall be made to the Members pro rata in accordance with their respective allocation of the corresponding items of gain or income, and shall be treated as advances with respect to amounts otherwise to be received by such Members pursuant to this Article 4 or Article 9.

4.4 Distributions. Subject to the provisions of Article 9 and Paragraph 4.3 hereof, and subject to the rights and preferences of any classes of Membership Interests approved in accordance with the provisions of this Agreement and issued by the Company from time to time, Cash Available for Distribution and distributions in kind of Company Assets shall be distributed:

          4.4.1 First, to the Members holding Preferred Interests, in proportion to the number of their Preferred Interests, until an amount equal to the Preference Amount has been paid with respect to such Preferred Interests;

          4.4.2 Second, to the Members holding Common Interests, in proportion to the number of their Common Interests, until an amount equal to the Preference Amount has been paid with respect to such Common Interests; and

          4.4.3 Thereafter, to the Members in proportion to their respective Ownership Percentages.

4.5 Distributions in Kind. No right is given to any Member to demand or receive property other than cash as provided in this Agreement. The Board may determine to make a distribution in kind of Company Assets to the Members, and such Company Assets shall be distributed in such a fashion as to ensure that the fair market value thereof is distributed and allocated in accordance with this
Article 4 and Articles 5 and 9 hereof; provided, however, that no Member may be compelled to accept a distribution consisting, in whole or in part, of any Company Assets in kind unless the ratio that the fair market value of such distribution in kind bears to such Member's total distribution does not exceed the ratio that the fair market value of similar distributions in kind bear to the total distributions of other Members receiving distributions concurrently therewith (if any), except upon a dissolution and winding up of the Company.

4.6 Withholding. The Company may withhold distributions or portions thereof if it is required to do so by any applicable rule, regulation, or law, and each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement. Any amount paid on behalf of or with respect to a Member pursuant to this Paragraph 4.6 shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after notice from the Company that such payment must be made; provided, however, that there shall be no such loan treatment if (a) the Company withholds such payment from a distribution which would otherwise be made to the Member or (b) the Board determines, in its sole and absolute discretion, that such payment may be satisfied out of Cash Available For Distribution which would, but for such payment, be distributed to the Member. Any amounts withheld pursuant to this Paragraph 4.6 shall be treated as having been distributed to such Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member's Membership Interests in the Company to secure such Member's obligation to pay to the Company any amounts required to be paid pursuant to this Paragraph 4.6. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Paragraph 4.6 when due, the remaining Member(s) may, in their respective sole and absolute discretion, elect to make the payment to the Company on behalf of such defaulting Member, and in such event shall be deemed to have loaned such amount to such defaulting Member and shall succeed to all rights and remedies of the Company as against such defaulting Member (including, without limitation, the right to receive distributions). Any amounts payable by a Member hereunder shall bear interest at 12.0% from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Member shall take such actions as the Company shall request in order to perfect or enforce the security interest created hereunder. A Member's obligations hereunder shall survive the dissolution, liquidation, or winding up of the Company.

4.7 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Board, on behalf of the Company, shall knowingly make a distribution to any Member or the holder of any interest in the Company on account of its Membership Interest or Economic Interest in the Company (as applicable) in violation of Section 18-607 of the Act.

                                   ARTICLE 5
                                   ---------
                   ALLOCATIONS OF NET PROFITS AND NET LOSSES
                   -----------------------------------------

5.1  General Allocation of Net Profits and Losses.

          5.1.1 Net Profits and Net Losses shall be determined and allocated with respect to each fiscal year of the Company as of the end of such fiscal year. Subject to the other provisions of this Agreement, an allocation to a Member of a share of Net Profits or Net Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profits or Net Losses.

          5.1.2 Subject to the other provisions of this Article 5, Net Profits shall be allocated in the following order of priority:

                    (a) First, to the Members, in proportion to their respective Ownership Percentages, until an amount equal to the amount of Net Losses previously allocated to such Membership Interests pursuant to Paragraph 5.1.3(d), if any, has been allocated with respect to such Membership Interests;

                    (b) Second, to the Members holding Preferred Interests, in proportion to the number of their Preferred Interests, until an amount equal to the amount of Net Losses previously allocated to such Preferred Interests pursuant to Paragraph 5.1.3(c), if any, has been allocated with respect to such Preferred Interests;

                    (c) Third, to the Members holding Common Interests, in proportion to the number of their Common Interests, until an amount equal to the amount of Net Losses previously allocated to such Common Interests pursuant to Paragraph 5.1.3(b), if any, has been allocated with respect to such Common Interests; and

                    (d) Thereafter, to the Members in proportion to their respective Ownership Percentages.

          5.1.3 Subject to the other provisions of this Article 5, Net Losses shall be allocated in the following order of priority:

                    (a) First, to the Members, in proportion to their respective Ownership Percentages, until each such Membership Interest has been allocated an amount equal to the amount of Net Profits previously allocated to such Membership Interest pursuant to Paragraph 5.1.2(d), if any;

                    (b) Second, to the Members holding Common Interests, in proportion to the number of their Common Interests, until each such Member's Capital Account has been reduced to zero, provided that with respect to any Member holding Common Interests and Preferred Interests, this clause (b) shall reduce such Member's Capital Account only to the extent of such Member's Common Interests;

                    (c) Third, to any Member holding Preferred Interests, in proportion to the number of their Preferred Interests, until each such Capital Account has been reduced to zero, provided that with respect to any Member holding Common Interests and Preferred Interests, this clause (c) shall reduce such Member's Capital Account only to the extent of such Member's Preferred Interests; and

                    (d) Thereafter, to the Members pro rata in proportion to their respective Ownership Percentages.

5.2  Regulatory Allocations. Notwithstanding the foregoing provisions of this
Article 5, the following special allocations shall be made in the following order of priority:

          5.2.1 If there is a net decrease in Company Minimum Gain during a Company taxable year, then each Member shall be allocated items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g)(2). This Paragraph 5.2.1 is intended to comply with the minimum gain chargeback requirement of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          5.2.2 If there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in a manner consistent with the provisions of Regulations Section 1.704-2(g)(2). This Paragraph 5.2.2 is intended to comply with the partner nonrecourse debt minimum gain chargeback requirement of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          5.2.3 If any Member unexpectedly receives an adjustment, allocation, or distribution of the type contemplated by Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of income and gain shall be allocated to all such Members (in proportion to the amounts of their respective Adjusted Capital Account Deficits) in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible. It is intended that this Paragraph 5.2.3 qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d).

          5.2.4 If the allocation of Net Loss to a Member as provided in Paragraph 5.1 hereof would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Net Loss as will not create or increase an Adjusted Capital Account Deficit. The Net Loss that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Economic Interests, subject to the limitations of this Paragraph 5.2.4.

          5.2.5 To the extent that an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations
Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its Membership Interests in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in accordance with their Economic Interests in the Company in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

     5.2.6 The Nonrecourse Deductions for each taxable year of the Company shall be allocated to the Members in proportion to their respective Ownership Percentages.

     5.2.7 The Member Nonrecourse Deductions shall be allocated each year to the Member that bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable.

     5.2.8 The allocations set forth in Paragraphs 5.2.1, 5.2.2, 5.2.3, 5.2.4, 5.2.5, 5.2.6 and 5.2.7 hereof (the "Regulatory Allocations") are intended to
                                    ----------------------
comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Paragraph 5.1.2 or 5.1.3, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

5.3 Tax Allocations.

     5.3.1 Except as provided in Paragraph 5.3.2 hereof, for income tax purposes under the Code and the Regulations each Company item of income, gain, loss and deduction shall be allocated among the Members as its correlative item of book income, gain, loss or deduction is allocated pursuant to this Article 5.

     5.3.2 Tax items with respect to Company Assets that are contributed to the Company with a Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Members for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Board, including, without limitation, the "traditional method" as described in Regulations Section 1.704-3(b). If the Gross Asset Value of any Company Asset is adjusted pursuant to Paragraph 2.30, subsequent allocations of income, gain, loss and deduction with respect to such Company Asset shall take account of any variation between the adjusted basis of such Company Asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations promulgated thereunder under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Board. Allocations pursuant to this Paragraph 5.3.2 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profits, Net Losses and any other items or distributions pursuant to any provision of this Agreement.

5.4 Other Provisions.

     5.4.1 For any fiscal year during which any part of a Membership Interest is transferred between Members or to another Person, the portion of the Net Profits, Net Losses and other items of income, gain, loss, deduction and credit that are allocable with respect to such part of a Membership Interest shall be apportioned between the transferor and the transferee under any method allowed pursuant to Section 706 of the Code and the applicable Regulations as determined by the Board.

     5.4.2 In the event that the Code or any Regulations require allocations of items of income, gain, loss, deduction or credit different from those set forth in this Article 5, the Board is hereby authorized to make new allocations in reliance on the Code and such Regulations, and no such new allocation shall give rise to any claim or cause of action by any Member.

     5.4.3 For purposes of determining a Member's proportional share of the Company's "excess nonrecourse liabilities" within the meaning of Regulations
Section 1.752-3(a)(3), each Member's interest in profits shall be in proportion to the Ownership Percentage of such Member.

     5.4.4 The Members acknowledge and are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit for federal, state and local income tax purposes.

                                   ARTICLE 6
                                   ---------
                                  OPERATIONS
                                  ----------
6.1 Management.

     6.1.1 Except as otherwise expressly provided in this Agreement or required by applicable law, the Board shall have sole and complete charge and management of all the affairs and business of the Company, in all respects and in all matters. The Board or any individual Director to whom the Board has delegated specific authority shall be agents of the Company's business, and the actions of the Board or such Director taken in such capacity and in accordance with this Agreement shall bind the Company. Except as otherwise expressly provided in this Agreement, the Members shall not participate in the control of the Company, and shall have no right, power or authority to act for or on behalf of, or otherwise bind, the Company. Except as expressly provided in this Agreement or required by any non-waivable provisions of applicable law, Members shall have no right to vote on or consent to any other matter, act, decision, or document involving the Company or its business.

     6.1.2 Except as otherwise expressly provided in this Agreement, the Board shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary, appropriate, convenient or incidental to accomplish the purposes and direct the affairs of the Company. The Board shall have the sole power and authority to bind the Company, except as otherwise expressly provided in this Agreement and/or to the extent that such power is expressly delegated in writing to officers of the Company or any other Person by the Board, and such delegation shall not cause the Board to cease to be the Board of the Company.

     6.1.3 The Board shall also have the exclusive right, power and authority, in the management of the business and affairs of the Company, to do or cause to be done any and all acts, at the expense of the Company, deemed by the Board to be necessary, appropriate, convenient or incidental to effectuate the business of the Company. Without limiting the generality of the foregoing, the Board shall have full and complete power and authority, without the approval of any Member and, with respect to clauses (a) through (d), in the ordinary course of the business of the Company:

              (a) to conduct any business, and exercise any rights and powers, permitted of a limited liability company organized under the laws of the state of Delaware, in any state, territory, district or foreign country;

              (b) subject to the terms and conditions of the Operating Agreements and Paragraph 6.2.1, to acquire by purchase, lease, contribution or otherwise, and/or to otherwise own, hold, operate, maintain, improve, lease, sell, convey, mortgage, transfer or dispose of any property or other assets (real or personal, tangible or intangible);

              (c) subject to Paragraph 6.2.1, and the terms and conditions of the Operating Agreements, to negotiate, enter into, perform, modify, extend, terminate, amend, waive, renegotiate and/or carry out any contracts and agreements;

              (d) subject to Paragraph 6.2.1, to lend money, to invest and reinvest its funds, and to take and hold real and/or personal property for the payment of funds so loaned or invested;

              (e) to sue and be sued, complain and defend, and participate in administrative, judicial and other proceedings, in the name of, and behalf of, the Company;

              (f) to pay, collect, compromise, arbitrate or otherwise adjust or settle any and all claims or demands of or against the Company, in such amounts and upon such terms and conditions, provided that the foregoing do not materially prejudice a Member;

              (g) subject to Paragraph 6.2.1, (a) to, from time to time, employ, engage, hire or otherwise secure or terminate the services of such Persons, including any Member or Assignee, or any Persons related thereto or Affiliates thereof, and (b) to, from time to time, appoint such officers and agents of the Company as the Board deems necessary or advisable, define and modify, from time to time, such officers' and agents' duties, and fix and adjust, as appropriate, such officers' and agents' compensation;

              (h) subject to Paragraph 6.6, to cause the Company to indemnify any Person in accordance with, and to the fullest extent permitted by, applicable law, and to obtain, for or on behalf of the Company, any and all types of insurance;

              (i) subject to Paragraph 6.2.1, to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the business of the Company, and secure the same by mortgage, pledge or other lien on any Company Assets or other assets of the Company;

              (j) to prepare, execute, file, record, publish and deliver any and all instruments, documents or statements necessary or convenient to effectuate any and all actions that the Board is authorized to take on behalf of the Company;

              (k) subject to Paragraph 6.2.1(i), to merge the Company with, or consolidate the Company with or into, any other corporation, partnership, limited liability company or other business entity (as defined in Section 18-209(a) of the Act) (whether domestic or foreign);

              (l) subject to Paragraph 6.2.1, to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide services to, lend money to, sell property to, or purchase property from the Company, the Members or any Affiliate of the Members; and

              (m) to establish and maintain Reserves for such purposes and in such amounts as the Board deems appropriate from time to time.

       6.1.4 Subject to the provisions of Paragraph 6.2, the Board may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a "petition" (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. The unanimous approval of the Board shall be required in connection with the commencement of such a voluntary bankruptcy. Any such petition filed by any Member or other Person shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

                  6.1.5 The Company, and any member of the Board on behalf of the Company, may enter into and perform the Capital Contribution Agreement without any further act, vote or approval of any Member notwithstanding any other provision of this Agreement (including, without limitation, Paragraph 6.2 hereof), the Act or other applicable law. Any member of the Board is hereby authorized to enter into and perform on behalf of the Company the documents described in the immediately preceding sentence, but such authorization shall not be deemed a restriction in the power of the Board to enter into other documents on behalf of the Company to the extent provided for in this Agreement. Subject to the terms of this Agreement, the Board may authorize any Person (including, without limitation, any Member or Officer (as defined below) to enter into and perform any other document on behalf of the Company.

6.2 Limitations on Authority of Board.

       6.2.1 Notwithstanding any contrary provision of this Agreement, without either the approval of a Majority in Interest or the unanimous approval of the Board, the Board shall not have the authority to:

             (a) Amend this Agreement or the operating agreement of ZB.com or any other Subsidiary of the Company or create any additional Subsidiary of the Company or of ZB.com;

          (b) Appoint or remove the executive officers of the Company or ZB.com or any other Subsidiary of the Company (including, without limitation, a President and/or Chief Executive Officer);

          (c) Establish or modify the compensation of the executive officers referred to in subparagraph (b) above;

          (d) Cause the Company or ZB.com or any other Subsidiary of the Company to enter into any new agreement, or to materially amend the terms of any existing agreement, with Retail Sponsor or ONRP or an Affiliate of any of the foregoing;

          (e) Approve the annual operating budget, including spending, of the Company or ZB.com or any other Subsidiary of the Company;

          (f) Admit any Person or an Additional Member or admit any Person as a member, partner, shareholder or other equity holder in ZB.com or any other Subsidiary of the Company;

          (g) Pledge the assets of the Company or ZB.com or any other Subsidiary of the Company;

          (h) Approve any Terminating Capital Transaction;

          (i) Merge the Company with, or consolidate the Company with or into, any other corporation, partnership, limited liability company or other business entity (as defined in Section 18-209(a) of the Act) (whether domestic or foreign);

          (j) Borrow money or issue evidences or guarantees of indebtedness;

          (k) Commence a voluntary cause on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a "petition" (as defined in 11 U.S.C. 101 (42)) with the United States Bankruptcy Court;

          (l) Except as expressly provided for herein, declare, set aside or pay any dividend or make any other distribution of cash or property, or redeem, repurchase or make any similar payments in connection with the retirement of any Membership Interests; or

          (m) Dissolve the Company.

    6.2.2 Notwithstanding any contrary provision of this Agreement, without the written consent of all Members, the Board shall not have the authority to:

          (a) Do any act in contravention of the Agreement; or

          (b) Knowingly perform any act that would subject any Member to liability for the debts, liabilities or obligations of the Company or any other Member.

      6.2.3 Each Member shall be entitled to one vote for each (a) Voting Preferred Interest and (b) Voting Common Interest held by such Member on any matter submitted to the Members for approval. Non-Voting Common Interests and Non-Voting Preferred Interests shall not be entitled to vote on any matter. Members holding Voting Common Interests and Voting Preferred Interests shall vote together as one class on all matters. The voting rights of any additional classes of interests in the Company created after the date hereof shall be determined by a Majority in Interest.

6.3 Reliance By Third Parties. Any Person dealing with the Company or the Board may rely upon a certificate signed by the Board as to:

             (a)  the identity of the Board or any Member of the Company;

             (b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by the Board or in any other manner germane to the affairs of the Company;

             (c) the Persons who are authorized to execute and deliver any instrument or document for or on behalf of the Company; or

             (d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

6.4 Compensation of Directors.

      6.4.1 The Directors shall not receive any fees for its services in administering the officers of the Company.

      6.4.2 The Directors shall be entitled to reimbursement on a monthly basis from the Company for all out-of-pocket costs and expenses incurred by them, in their reasonable discretion and in accordance with policies and procedures adopted by the Board from time to time, for or on behalf of the Company.

6.5 Records and Reports.

      6.5.1 The Board shall cause to be kept, at the principal place of business of the Company, or at such other location as the Board shall reasonably deem appropriate, full and proper ledgers, other books of account, and records of all receipts and disbursements, other financial activities, and the internal affairs of the Company for at least the current and past four fiscal years.

      6.5.2 The Board shall also cause to be sent to each Member of the Company, the following:

             (a) within ninety (90) days following the end of each fiscal year of the Company, a report that shall include all necessary information required by the Members for preparation of its federal, state and local income or franchise tax or information returns, including each Member's share of Net Profits, Net Losses and any other items of income, gain, loss and deduction for such fiscal year; and

             (b) a copy of the Company's federal, state and local income tax or information returns for each fiscal year, concurrent with the filing of such returns.

      6.5.3 Members may, for purposes reasonably related to their Membership Interests, examine and copy (at their own cost and expense) the books and records of the Company at all reasonable business hours.

6.6 Indemnification and Liability.

      6.6.1 The Company shall indemnify and hold harmless each member of the Board and all officers, employees, agents and Affiliates of the Company (individually, an "Indemnitee") to the full extent permitted by law from and
                   ----------
against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company, if (a) the Indemnitee acted in good faith and in a manner it reasonably believed to be in, or not contrary to, the best interests of the Company, (b) the Indemnitee's conduct did not constitute gross negligence or willful misconduct and (c) the Indemnitee's conduct is not based upon or attributable to the receipt by the Indemnitee of a personal benefit to which the Indemnitee is not entitled. The termination of an action, suit or proceeding by judgment, order, settlement, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clauses (a) or (b) above.

      6.6.2 Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Paragraph 6.6 shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of a written commitment by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Indemnitee is not entitled to be indemnified as authorized in this Paragraph 6.6.

      6.6.3 Any indemnification provided hereunder shall be satisfied solely out of the assets of the Company, as an expense of the Company. No Member shall be subject to personal liability by reason of these indemnification provisions.

      6.6.4 The provisions of this Paragraph 6.6 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Person.

      6.6.5 Neither the Board nor the officers of the Company shall be liable to the Company or to a Member for any losses sustained or liabilities incurred as a result of any act or omission of the Board or any such officer if (a) the act or failure to act of the Board or such officer was in good faith and in a manner it reasonably believed to be in, or not contrary to, the best interests of the Company, (b) the conduct of the Board or such officer did not constitute gross negligence or willful misconduct and (c) the Indemnitee's conduct is not based upon or attributable to the receipt by the Indemnitee of a personal benefit to which the Indemnitee is not entitled.

      6.6.6 To the extent that any Director or any officer of the Company (each, a "Responsible Party") has, at law or in equity, duties (including,
          -----------------
without limitation, fiduciary duties) to the Company or any Member or other Person bound by the terms of this Agreement, such Responsible Parties shall not be liable to the Company, any Member, or any such other Person for its good faith reliance on the provisions of this Agreement so long as such Responsible Parties act in accordance with this Agreement and exercise such standard of care applicable to a director or any officer, as applicable, of a corporation incorporated in the State of Delaware. The provisions of this Agreement, to the extent, if any, that they restrict the duties of a Responsible Party otherwise existing at law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable law.

      6.6.7 Whenever a Responsible Party is required or permitted to make a decision, take or approve an action, or omit to do any of the foregoing (a) in its discretion, (b) under a similar grant of authority or latitude or (c) without an express standard of behavior (including, without limitation, standards such as "reasonable" or "good faith"), then such Responsible Party shall be subject to the standard of care applicable to a director or any officer, as applicable, of a corporation incorporated in the State of Delaware.

6.7 Removal and Withdrawal of Directors.

      6.7.1 A Director may not be removed as a Director at any time except (a) by the Person that designated such Director or (b) for cause. For purposes of this Paragraph 6.7.1, "cause" shall mean a finding by a majority of the Board that the Director has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her service, or that the Director has disclosed trade secrets or confidential information of the Company to any Persons not entitled to receive such information. Upon (i) the removal of a Director pursuant to this Paragraph 6.7.1, (ii) the withdrawal of a Director pursuant to Paragraph 6.7.2, or (iii) the death or Incapacity of a Director, the Member that designated such Director shall be entitled to designate a replacement Director.

      6.7.2 Any Director may withdraw as a Director at any time without the prior consent of any Person by providing the Board written notice thereof.

6.8 Other Activities. Subject to the provisions of this Article and Paragraph
10.1 (and any employment or other agreement with the Company or ZB.com to which such Member may be a party), any members of the Board may engage or invest in, and devote their time to, any other business venture or activity of any nature and description (independently or with others), including, without limitation, the business of Retail Sponsor and ONRP, as applicable, whether or not such other activity may be deemed or construed to be in competition with the Company. Neither the Company nor any other Member shall have any right by virtue of this Agreement or the relationship created hereby in or to such other venture or activity of any Member (or to the income or proceeds derived therefrom), and the pursuit thereof, shall not be deemed wrongful or improper. Notwithstanding the foregoing, the Board shall devote such time to the Company as it deems reasonably necessary for the proper performance of its obligations and duties hereunder.

6.9 Officers. The Board may select natural persons who are agents or employees of the Company to be designated as officers of the Company (the "Officers"),
                                                                 --------
with such titles as the Board shall determine. Any number of offices may be held by the same person. Any such Officer chosen by the Board shall be a "manager" (within the meaning of the Act) of the Company. The Board may choose a "Chairman of the Board," a "President," a "Vice President," a "Secretary," a "Treasurer" and such other Officers as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers shall be fixed in a manner prescribed by the Board. The Officers shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

6.10 The Chairman of the Board. The Chairman of the Board shall be elected from among the Directors. The Chairman shall preside at all meetings of the Members and of the Board as provided herein.

6.11 The President. The President shall be the chief executive officer of the Company, shall have general active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute bonds, mortgages and other contracts, except where required or permitted by law to be otherwise signed and executed and except where signing and execution thereof shall be expressly delegated by the Board to some other Officer or except as otherwise permitted in Paragraph 6.11. In the absence of the Chairman or in the event of the Chairman's inability to act, the President shall perform the duties of the Chairman.

6.12 The Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

6.13 The Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board and all meetings of the Members and record all the proceedings of the meetings of the Members and of the Board in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the Members and Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall be. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

6.14 The Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President or the Board (when the Board so requires) an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

6.15 Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Officers taken in accordance with such powers shall bind the Company.

                                   ARTICLE 7
                                   ---------
                TRANSFERS OF Interests; RIGHT OF FIRST REFUSAL
                ----------------------------------------------

7.1 Transfers. No Member or Assignee may make any Membership Interest Transfer of all or any portion of its Membership Interest (or beneficial interest therein) without the prior written consent of a Majority in Interest, which consent may be given or withheld in a Majority in Interests' sole and absolute discretion, for a period of three years commencing on the Effective Date.

     7.1.1 No Member shall make any Membership Interest Transfer or Permitted Transfer except as specifically permitted under the terms of this Agreement. Any Membership Interest Transfer or attempted Membership Interest Transfer not in accordance herewith shall be null and void and of no force or effect.

     7.1.2 Prior to an IPO, ONRP may not Transfer its Membership Interests, in whole or in part, to another Person which derived 10% or more of its consolidated revenues (as measured in the most recent full fiscal year) from the sale of products in the Same Category.

     7.1.3 Subject to Paragraphs 7.1.1 or 7.1.2 and to the following sentence, any Member may make a Transfer of Membership Interests which constitutes a Permitted Transfer. Notwithstanding anything else contained herein to the contrary, any Membership Interests Transferred pursuant to this Agreement (including in a Permitted Transfer) shall nevertheless remain subject to the provisions of this Agreement, and the transferee (if not already a Party) of any such Membership Interests which remain subject to the provisions of this Agreement shall execute and deliver to each Party, as a condition precedent to such Transfer, documents reasonably satisfactory to the Company confirming that it agrees to be bound by the terms of this Agreement in the same manner as its transferor, except as otherwise specifically provided in this Agreement.

     7.1.4 The Company generally will not request an opinion of counsel with respect to a Transfer by any Member to one of its Affiliates, provided that such Member delivers to the Company such certificates executed by an officer of such Member as the Company shall reasonably request that such Transfer is exempt from the registration requirements of the Securities Act.

     7.1.5 The provisions of this Paragraph 7.1 shall terminate on the day which is 180 days after the date on which an IPO is consummated, except for Paragraph 7.1.2 above which shall terminate on the date on which the IPO is consummated.

7.2  Right of First Refusal.

     7.2.1 In the event any Member (an "Offering Member") desires to make a
                                        ---------------
Membership Interest Transfer, it must first deliver written notice thereof (an "Offer Notice") to the Company and the other Members. The Offer Notice must
 ------------
contain a full description of the proposed Membership Interest Transfer, including, without limitation, the type of Membership Interest Transfer, the number of Membership Interests to be Transferred (the "Affected Membership
                                                       -------------------
Interests"), the proposed per Membership Interest purchase price and terms of
---------
payment for the Affected Membership Interests, the proposed date of such Transfer and the identity of the proposed transferee, and must be accompanied by a copy of the proposed transferee's offer to acquire the Affected Membership Interests. An Offer Notice shall constitute the Offering Member's binding agreement to sell the applicable number of Affected Membership Interests to each of the other Members and the Company on the terms and conditions specified therein.

     7.2.2 Each of the other Members shall have twenty (20) days after its receipt of the Offer Notice to elect, by delivering a written acceptance to the Offering Member and the Company (an "ROFR Acceptance Notice"), to purchase up to its ROFR Allotment of the Affected Membership Interests; provided, however, in the event any such other Member specifies a number of Affected Membership Interests in excess of its ROFR Allotment, such other Member shall be deemed to have specified its ROFR Allotment and such excess Affected Membership Interests shall be treated as Additional ROFR Membership Interests (as defined below). The ROFR Acceptance Notice shall also specify the aggregate number of additional Affected Membership Interests, if any, which such other Member would agree to purchase ("Additional ROFR Membership Interests") in the event any of such other
           ------------------------------------
Members fail to subscribe for their respective ROFR Allotments of the Affected Membership Interests. Upon such an occurrence, the Offering Member shall apportion the unsubscribed ROFR Allotments of the other Members among those Members whose ROFR Acceptance Notices specified (or was deemed to specify) an amount of Additional ROFR Membership Interests on a pro rata basis among such Members in accordance with the number of Additional ROFR Membership Interests specified by all such Members in their ROFR Acceptance Notices. A ROFR Acceptance Notice shall constitute a Member's binding agreement (subject to any closing conditions specified in the Offer Notice or otherwise specifically provided for in Paragraph 7.2.4 below) to purchase the number of Affected Membership Interests set forth therein (including any Additional ROFR Membership Interests) on the terms and conditions specified in the Offer Notice.

     7.2.3 In the event the Members do not exercise their option to purchase all of the Affected Membership Interests in accordance herewith, the Company shall have the option (but not the obligation) to purchase all (but not less than all) of the remaining Affected Membership Interests by delivering a written acceptance to the Offering Member within 10 days after receipt of the ROFR Acceptance Notices (the "Cutoff
                                                                         ------
Date"). The Offering Member shall have no obligation to sell any Affected
----
Membership Interests to the other Members or to the Company pursuant to this Paragraph 7.2 unless all of the Affected Membership Interests have been subscribed for in accordance with Paragraph 7.2.2 above and this Paragraph 7.2.3.

     7.2.4 With respect to any purchase of Affected Membership Interests pursuant to Paragraphs 7.2.2 and 7.2.3 above, the purchase price for the Affected Membership Interests and the other terms of transfer shall be as set forth in the Offer Notice. The closing of such Transfer shall take place at the Company's principal office at 10:00 a.m. local time on the tenth (10th) business day after the Offering Member receives its last written acceptance pursuant to this Paragraph 7.2 (or, if applicable, on the third business day following the date on which any required governmental approvals for such Transfer are obtained or the expiration of any waiting period under the HSR Act), or at such other place, time or date as the Offering Member and the purchaser(s) of Affected Membership Interests (the "Purchasers") mutually agree. At the closing, the
                           ----------
Offering Member shall deliver to each Purchaser its confirmation that it has transferred the Affected Membership Interests free and clear of any and all pledges, liens, claims, security interests or other encumbrances (other than restrictions imposed by this Agreement) and the Purchaser shall pay to the Offering Member the consideration set forth in the Offer Notice in accordance with the terms described therein. In the event any Purchaser fails to obtain any such required governmental consent or approval (or the expiration of any waiting period under the HSR Act) prior to the 60th day following the Cutoff Date (or such later date as may be agreed to by the Offering Member), after having attempted in good faith, using commercially reasonable efforts, to obtain such consent or approval (or such expiration), such Purchaser shall be released from its obligation to purchase any Affected Membership Interests in excess of the amount for which such governmental consent or approval is required (or which could be purchased without any filing under the HSR Act). Such excess Membership Interests shall be reallocated as Additional ROFR Membership Interests pursuant to the provisions of Paragraphs 7.2.2 and 7.2.3 above.

     7.2.5 Subject to the provisions of Paragraphs 7.2.2 and 7.2.3, in the event that all of the Affected Membership Interests are not purchased pursuant to this Paragraph 7.2, the Offering Member shall be free to Transfer the Affected Membership Interests in strict accordance with the terms set forth in the Offer Notice at any time within sixty (60) days after the Cutoff Date (the "Transfer
                                                                      --------
Period Termination Date"), provided that if the Offering Member has executed a
-----------------------
definitive agreement for the sale of all of the Affected Membership Interests within thirty (30) days after the Cutoff Date, then the Offering Member shall be entitled to extend the Transfer Period Termination Date for up to an additional thirty (30) days to effect the closing of such sale, or, if any required governmental approval (or expiration of any waiting period) has not been obtained by such date, to such date (not more than 120 days after the Cutoff
Date) as may be required for any necessary governmental approvals (or expiration of any waiting period) for such Transfer to be obtained. In the event that the Offering Member does not sell or otherwise dispose of all of such Affected Membership Interests in the manner set forth in the immediately preceding sentence prior to the Transfer Period Termination Date, the right of first refusal provided for in this Paragraph 7.2 shall continue to be applicable to any subsequent disposition of such Membership Interests.

     7.2.6 The provisions of this Paragraph 7.2 shall terminate on the day on which an IPO is consummated.

7.3 Further Restrictions. Notwithstanding any contrary provision in this Agreement, any otherwise permitted Transfer shall be null and void if:

            (a) such Transfer would cause a termination of the Company for federal income tax purposes;

            (b) such Transfer would, in the written opinion of counsel to the Company, cause the Company to cease to be classified as a partnership for federal income tax purposes;

            (c) such Transfer requires the registration of such Transferred Membership Interests pursuant to any applicable federal or state securities laws;

            (d) such Transfer causes the Company to become a "publicly traded partnership," as such term is defined in Sections 469(k)(2) or 7704(b) of the Code;

            (e) such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisers Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;

            (f)   such Transfer results in a violation of applicable laws;

            (g) such Transfer causes the revaluation or reassessment of the value of any Company Asset resulting in any material federal, state or local tax liability;

            (h) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Membership Interest; or

            (i) the Company does not receive original copies of (i) any instruments of Transfer and (ii) such Assignee's consent to be bound by this Agreement as an Assignee, in each case in form and substance satisfactory to the Board (as determined in the Board's sole and absolute discretion).

7.4 Rights of Assignees. Until such time, if any, as a transferee of any permitted Transfer pursuant to this Article 7 is admitted to the Company as a Substitute Member pursuant to Paragraph 7.7: (a) such transferee shall be an Assignee only, and only shall receive, to the extent Transferred, the distributions and allocations of income, gain, loss, deduction, credit, or similar item to which the Member which Transferred its Membership Interests would be entitled, and (b) such Assignee shall not be entitled or enabled to exercise any other rights or powers of a Member, such other rights remaining with the transferring Member. In such a case, the transferring Member shall remain a Member even if he has transferred his entire Membership Interest, in whole or in part, in the Company to one or more Assignees. In the event any Assignee desires to make a further assignment of any Membership Interest in the Company, such Assignee shall be subject to all of the provisions of this Agreement to the same extent and in the same manner as any Member desiring to make such an assignment.

7.5 Admissions, Withdrawals and Removals. No Person shall be admitted to the Company as a Member except in accordance with Paragraph 3.4 (in the case of Persons obtaining an interest in the Company directly from the Company) or Paragraph 7.7 (in the case of transferees of a Permitted Transfer of a Membership Interest in the Company from another Person). Except as otherwise specifically set forth in Paragraphs 7.8 or upon the admission of a Substitute Member pursuant to Paragraph 7.6, no Member shall be entitled to resign or withdraw from being a Member of the Company without the written consent of a Majority in Interest, which consent may be given or withheld at its sole and absolute discretion. No Member shall be subject to removal. No admission, withdrawal or removal of a Member shall, in and of itself, cause the dissolution of the Company. Any purported admission or resignation which is not in accordance with this Agreement shall be null and void.

7.6 Payment Upon Resignation of Member. If any Member resigns from the Company with the consent of a Majority in Interest (other than pursuant to Paragraph 7.8) then such Member automatically shall receive from the Company a payment equal to the Member's Capital Account balance as adjusted as of the effective date of the written election of resignation (the "Termination Payment"). The
                                                  -------------------
Termination Payment shall be paid on the effective date of the written resignation. If any Member attempts to resign from the Company (other than pursuant to Paragraph 7.8) without the consent of a Majority in Interest or the remaining Members, then, notwithstanding the last sentence of Paragraph 7.5, a Majority in Interest may, in its sole and absolute discretion, permit such resignation (without waiving, in any manner, any other rights available to it or the Company at law or in equity and in addition to, and not in lieu of, any other remedies to which it or the Company may be entitled), provided that such resigning Member shall not be entitled to any Termination Payment or any other compensation whatsoever in consideration for its terminated Membership Interest, such Membership Interest shall be cancelled and such resigning Member shall have no further rights or interests in the Company. Notwithstanding anything to the foregoing in this Paragraph 7.6, if ONRP resigns from the Company without the consent of all of the Members prior to November 15, 1999, ONRP shall make the Follow-On Subscription payment upon its withdrawal.

7.7 Admission of Assignees as Substitute Members.

     7.7.1 An Assignee shall become a Substitute Member only if all of the requirements of this Article 7 have been met and when each of the following conditions are satisfied:

            (a) the assignor of the Membership Interests transferred sends written notice to the Board requesting the admission of the Assignee as a Substitute Member and setting forth the name and address of the Assignee, the Membership Interest transferred, and the effective date of the Transfer;

            (b) the Board consents in writing to such admission, which consent may be given or withheld in the Board's sole and absolute discretion; and

            (c) the Board receives from the Assignee (i) such information concerning the Assignee's financial capacities and investment experience as may reasonably be requested by the Board, and (ii) (x) copies of any instruments of Transfer, (y) such Assignee's consent to be bound by this Agreement as a Substitute Member, in each case in form and substance satisfactory to the Board (as determined in the Board's sole and absolute discretion), and (z) the assignment agreement shall contain a covenant that the Assignee will not take any direct or indirect action affecting the Membership Interests held by it which would cause any of the effects specified in Sections 7.3(a) through (h) above.

     7.7.2 Upon the admission of any Substitute Member, Exhibit A shall be amended to reflect the name, address, Membership Interests and Ownership Percentage of such Substitute Member and to eliminate or adjust, if necessary, the name, address, Membership Interests and Ownership Percentage of the predecessor of such Substitute Member.

7.8 Resignation of Members. If a Member has transferred all of its Membership Interests to one or more Assignees, then such Member shall resign from the Company if and when all such Assignees have been admitted as Substitute Members in accordance with this Agreement.

7.9 Conversion of Membership Interest. Upon the Incapacity of a Member, such Incapacitated Member shall be entitled to receive only the allocations and distributions attributable to the Member's Membership Interest in the Company, if any, but shall not be entitled to any other rights of a Member. Such Incapacitated Member (or its executor, administrator, trustee or receiver, as applicable) shall thereafter be deemed an Assignee for all purposes hereunder unless the Member of such Membership Interest is admitted as a Substitute Member pursuant to Paragraph 7.7.

7.10 Compliance With IRS Safe Harbor. The Board shall monitor the transfers of interests in the Company to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code, and (ii) whether additional transfers of interests would result in the Company being unable to qualify for at least one of the "safe harbors" set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the Internal Revenue Service setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code) (the "Safe Harbors"). The Board shall take all steps reasonably necessary or
      ------------
appropriate to prevent any trading of interests or any recognition by the Company of transfers made on such markets and, except as otherwise provided herein, to ensure that at least one of the Safe Harbors is met.

                                   ARTICLE 8
                                   ---------
                     CONVERSION AND EXCHANGE OF INTERESTS
                     ------------------------------------

8.1 Conversion of Preferred Interests. Each Member that holds Voting Preferred Interests or Non-Voting Preferred Interests may, at the election of such Member, convert all or any part of such Preferred Interests into an equal number of Voting Common Interests or Non-Voting Common Interests, as applicable. If any Member elects to convert Preferred Interests into Common Interests pursuant to this Paragraph 8.1, such Member shall deliver a written notice to the Company specifying the number of Preferred Interests to be converted into Common Interests. Upon receipt of such notice by the Company, the Board will take all actions as may be necessary to reflect such conversion of Interests on the books and records of the Company, including, without limitation, on Exhibit A attached hereto.

8.2 Restrictions on Conversion of Interests. No Member shall have the right to convert (a) Common Interests into Preferred Interests, (b) Non-Voting Preferred Interests into Voting Common Interests, (c) Non-Voting Preferred Interests into Voting Preferred Interests or (d) Non-Voting Common Interests into Voting Common Interests.

8.3 Corporate Conversion.

     8.3.1 It is the intent of the Members that in the event the Board determines to cause ZB.com or another Subsidiary of the Company to pursue a public offering of equity securities which is expected to constitute an IPO (the "Converting Subsidiary"), the Converting Subsidiary will be reorganized as a
 ---------------------
corporation incorporated under the laws of the State of Delaware in accordance with the provisions of this Paragraph 8.3. The Members acknowledge that there is no specific date by which the Company anticipates causing ZB.com or another Subsidiary of the Company to consummate a Corporate Conversion (as defined below) and/or an IPO.

     8.3.2 In connection with an IPO by the Converting Subsidiary, the Board and each of the Members agree to take such actions as may be reasonably necessary to cause the Converting Subsidiary to be reorganized (by merger, conversion or otherwise) as, or its assets and liabilities to be contributed to, a newly-formed Delaware corporation which, immediately prior to such reorganization, has no material assets or liabilities (any such transaction being referred to herein as a "Corporate Conversion"), and that upon such
                               --------------------
Corporate Conversion, the Delaware corporation succeeding to the Converting Subsidiary's assets and liabilities (the "Conversion Corporation") shall succeed
                                          ----------------------
to and specifically assume all of the rights, obligations, benefits and liabilities of the Converting Subsidiary and shall be deemed the successor of the Converting Subsidiary for all purposes under the Capital Contribution Agreement. Subject to Paragraph 8.3, upon the occurrence of any such Corporate Conversion, the membership interests of the Converting Subsidiary shall, to the extent feasible based on the advice of the underwriters, be converted into, or exchanged for, on a one-for-one basis, shares of super-voting common stock of the Conversion Corporation; provided, however, that if the amount a holder would receive upon a liquidation is less than the liquidation amount as set forth in the operating agreement of the Conversion Corporation with respect to such converted preferred interests and common interests of the Conversion Corporation, then the Board of Directors of the Conversion Corporation shall adjust the conversion ratio for the common interests to provide that the holders thereof shall receive less than one share per converted common interest to the extent necessary to preserve the amount that a holder of the preferred interests would receive upon a liquidation of the Converting Subsidiary.

     8.3.3 Conversion Procedures. The Company shall promptly notify each Member of its intention to effect a Corporate Conversion of the Converting Subsidiary, which notice shall specify the manner in which such Corporate Conversion is to take place, together with a description of the anticipated tax treatment and consequences of such Corporate Conversion.

     8.3.4 The parties acknowledge and agree that the Corporate Conversion should be accomplished in a tax free transaction, or if such tax free transaction is not reasonably available, in the most tax efficient manner possible. In the event that (i) any Member reasonably believes that the structure selected by the Board to effect the Corporate Conversion would result in the incurrence of tax liability by the Member in connection with such Corporate Conversion and (ii) such Member believes that a different structure for such Corporate Conversion would result in the incurrence of lesser tax liability, then the Company agrees to act in good faith and in the best interests of the Members in revising the proposed structure of such Corporate Conversion so as to minimize such tax liability.

     8.3.5 Following notice of a proposed Corporate Conversion, the Converting Subsidiary and each Member shall use their respective commercially reasonable efforts to seek and obtain any required governmental consents and approvals and to make all filings required under the HSR Act (to the extent the Board or such Member reasonably determines such filings are necessary in connection with the Corporate Conversion) and cause the termination or expiration of the waiting period applicable thereto; provided, that no Member shall be required, as a condition of the receipt of any such consent or approval or expiration of any such waiting period, to agree to dispose of any of its assets or any equity interest in the Converting Subsidiary.

8.4 Exchange of Interests.

     8.4.1 In the event of an IPO by ZB.com or another subsidiary of the Company (the "Issuer"), each Member may at the time of the IPO or thereafter, at
              ------
the election of such Member, exchange all or any part of such Member's Membership Interests (whether voting, non-voting, common or preferred) for equity securities of the Issuer of the kind sold by the Issuer in such offering which are held by (or are issuable upon conversion of any securities held by) the Company (the "Issuer Securities"), subject to the provisions of Paragraph
                  -----------------
8.4.2. The number of Issuer Securities to be received in exchange for such Member's Membership Interest shall be equal to the Ownership Percentage represented by the Membership Interests to be exchanged multiplied by the total number of Issuer Securities then held by the Company. If any Member elects to exchange Membership Interests for Issuer Securities pursuant to this Paragraph 8.4, such Member shall deliver a written notice to the Company specifying the number of Membership Interest to be exchanged. Upon receipt of such notice by the Company, the Board will take all actions as may be necessary to reflect such exchange (and the reduction of the exchanging Member's Ownership Percentage) on the books and records of the Company, including, without limitation, on Exhibit A attached hereto. Any Member electing to exchange Membership Interest for Issuer Securities pursuant to this Paragraph 8.4 at the time of an IPO shall receive registration rights with respect to such equity securities such that the Issuer shall register such converted member shares for resale as promptly as the Board deems practicable, and to the extent that such Interests have not vested at such time, will file a subsequent registration on form S-3 when the Board deems practicable after vesting. The consummation of any exchange pursuant to this Paragraph 8.4 shall be subject to receipt by the Company of all documents in a form reasonably satisfactory to the Company which in the opinion of the Company's counsel are necessary or advisable to complete such exchange.

     8.4.2 Upon consummation of any exchange of Membership Interests pursuant to Paragraph 8.4.1, the exchanging Member's Membership Interests shall, to the extent exchanged, be canceled. If a Member has exchanged all of its interests for Issuer Securities, then such Member shall withdraw from the Company. Any such cancellation of Membership Interests and/or withdrawal from the Company shall be acknowledged in writing in a form reasonably acceptable to the Company by the applicable Member.

     8.4.3 Notwithstanding any provision contained in Paragraph 8.4.1, no Member shall have the right to exchange any of such Member's Membership Interests for Issuer Securities if such exchange would result in the Company owning less than 51% of the outstanding voting rights of the Issuer. In the event that more than one Member desires to exchange Membership Interests pursuant to this Paragraph 8.4, and the result of such exchanges would result in the Company owning less than 51% of the outstanding voting rights of the Issuer, then the number of Membership Interests to be exchanged by each Member shall be as follows: each Member may exchange up to an amount equal to the maximum number of Membership Interests which can be exchanged without reducing the Company's ownership of voting rights in the Issuer below 51% ("Maximum Allowed Exchange")
                                                     ------------------------
multiplied by the Member's Ownership Percentage, provided that if the preceding formula is applied and the total number of Interests which the Members desire to be exchanged thereby are less than the Maximum Allowed Exchange, then the Members may exchange additional Interests in the amount of such shortfall in accordance with their Ownership Percentage.

     8.4.4 In the event that any Member's acquisition of Issuer Securities may not be effected because the waiting period under the HSR Act has not expired, then such Member shall be entitled to request, instead of the Issuer Securities, non-voting common stock of the Converting Subsidiary ("Non-Voting Stock");
                                                       ----------------
provided, however, that the terms of such Non-Voting Stock shall provide that
(i) such Non-Voting Stock would convert (on a share for share basis) into Issuer Securities, upon the expiration of the waiting period under the HSR Act or the Transfer to any third party whose ownership of Issuer Securities does not require any consent, approval or filing (or where such has been obtained), (ii) such Non-Voting Stock would be subject to adjustments such that, upon conversion, a holder would receive such cash, securities or other property as it would have been entitled had such holder received Issuer Securities, (iii) the Conversion Corporation would not effect any stock split, stock dividend or recapitalization affecting the Issuer Securities unless a corresponding stock split, stock dividend or recapitalization were effected with respect to the Non-Voting Stock and (iv) the Issuer Securities and Non-Voting Stock would otherwise have identical terms and conditions, except that the holders of Non-Voting Stock would not be entitled to vote on matters presented to stockholders except as otherwise provided under Delaware law.

     8.4.5  Lock-Up. Each Member agrees, if so requested by the Company and an
            -------
underwriter of securities of the Issuer, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Issued Securities in the Issuer or other securities of the Issuer held by it during the 180-day period following the effective date of a registration statement filed pursuant to the IPO.

                                   ARTICLE 9
                                   ---------
           DISSOLUTION, LIQUIDATION, AND TERMINATION OF THE COMPANY
           --------------------------------------------------------

9.1 Limitations. The Company may be dissolved, liquidated, and terminated only pursuant to the provisions of this Article 9, and the parties hereto do hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all other rights they may have to cause a dissolution of the Company (including, without limitation, pursuant to Section 18-801(a)(3) of the Act) or a sale or partition of any or all of the Company Assets.

9.2 Exclusive Causes. The following and only the following events shall cause the Company to be dissolved:

          (a)  the occurrence of a Terminating Capital Transaction;

          (b)  by the election of a Majority in Interest;

          (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

          (d) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company in accordance with Paragraph 6.2.1(m) unless the business of the Company is continued in a manner permitted by this Agreement or the Act.

Any dissolution of the Company other than as provided in this Paragraph 9.2 shall be a dissolution in contravention of this Agreement.

9.3 Effect of Dissolution. The dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until it has been wound up and its assets have been distributed as provided in Paragraph 9.5 of this Agreement. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement.

9.4 No Capital Contribution Upon Dissolution. Each Member shall look solely to the assets of the Company for all distributions with respect to the Company, its Capital Contribution thereto, its Capital Account and its share of Net Profits or Net Losses, and shall have no recourse therefor (upon dissolution or otherwise) against any other Member. Accordingly, if any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which the liquidation occurs), then such Member shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other person for any purpose whatsoever.

9.5  Liquidation.

     9.5.1 Upon dissolution of the Company, the Board shall act as the "Liquidator" of the Company. The Liquidator shall liquidate the assets of the Company, and after allocating (pursuant to Article 5 of this Agreement) all income, gain, loss and deductions resulting therefrom, shall, subject to the rights and preferences of any classes of interests approved by the Board and issued by the Company from time to time, apply and distribute the proceeds thereof as follows:

            (a) First, to the payment of the obligations of the Company, to the expenses of liquidation, and to the setting up of any Reserves for contingencies which the Board may consider necessary; and

            (b) Thereafter, to the Members in proportion to the positive Capital Account balances in the Members' respective Capital Accounts determined after giving effect to all contributions and distributions for all periods, and after taking into account all Capital Account adjustments for the Company taxable year during which the liquidation occurs by the end of the taxable year in which such liquidation occurs, or, if later, within 90 days after the date of the liquidation.

     9.5.2 Notwithstanding Paragraph 9.5.1 of this Agreement, in the event that the Board determines that an immediate sale of all or any portion of the Company Assets would cause undue loss to the Members, the Board, in order to avoid such loss to the extent not then prohibited by the Act, may either defer liquidation of and withhold from distribution for a reasonable time any Company Assets except those necessary to satisfy the Company's debts and obligations, or distribute the Company Assets to the Members in kind.

                                  ARTICLE 10
                                  ----------
                         EXCLUSIVITY; NON-SOLICITATION
                         -----------------------------

10.1 Exclusivity. Except through the Company and ZB.com, neither Retail Sponsor nor ONRP (nor any of their respective Permitted Transferees who are Members) will, directly or indirectly, establish or acquire any equity interest in, or provide support or services to, any other online business which (either alone or when combined with its Affiliates or sponsoring "bricks and mortar" retailer), at the time such interest is acquired or such support or services are agreed to be provided, derives a majority of its consolidated revenues from the retail sale of (a) products in the Same Category, or (b) products targeted to children age 12 and under and also offers products in the Same Category if such products in the Same Category constitute more than 10% of its consolidated revenues, unless such business agrees to limit its online offering of products in the same categories as those sold by ZB.com to less than 10% of the total number of SKU's offered by such business to its online customers, or (c) other products and also offers products in the Same Category if such products in the Same Category constitute more than 20% of its consolidated revenues, unless such business agrees to limit its online offering of products in the same categories as those sold by ZB.com to less than 20% of the total number of SKU's offered by such business to its online customers. The Members acknowledge that the provisions of the preceding sentence are applicable to Retail Sponsor and ONRP and their respective Subsidiaries but not to any other Affiliate of either of them (to the extent that any such Affiliate is not directly or indirectly controlled by ONRP with respect to any such investment or services). The foregoing provisions shall not be deemed to prohibit Retail Sponsor or any of its Subsidiaries from acquiring any other "bricks and mortar" business which has an ownership interest in an online business which Retail Sponsor would otherwise be prohibited from acquiring pursuant to the provisions of this Paragraph; provided, however, that the exception provided in this sentence shall only be operative if, following any such acquisition, any such online business which has been so acquired is either
(i) dissolved or otherwise terminated or (ii) conducted exclusively through the Company or ZB.com.

10.2 Change of Business Model. The Company agrees that it will not, and will not permit ZB.com or any of its other Subsidiaries to change its primary business model to one other than a model primarily focused on the online sale of products in the Same Category, without the prior written consent of each of ONRP and the Retail Sponsor. ONRP agrees not to permit any other .com Company to change its primary business model to a model that is primarily focused on the online sale of products in the Same Category, without the prior written consent of the Company.

10.3 Non-Solicitation. For so long as it holds any Membership Interest in the Company and for a one-year period thereafter, each of Retail Sponsor and ONRP agrees that it shall not, directly or indirectly, hire, solicit or attempt to solicit the services or business of any employee of the other party or ZB.com, or any of the other Retailers or .com Companies, without the prior written consent of the other party. ONRP will require each of the other Retailers and
 .com Companies to enter into equivalent agreements with respect to ZB.com and Retail Sponsor.

                                  ARTICLE 11
                                  ----------
                                 MISCELLANEOUS
                                 -------------

11.1 Appointment of Board as Attorney-in-Fact.

     11.1.1 Each Member, including each Additional Member, by its execution of this Agreement, irrevocably constitutes and appoints the Board or any individual Director to whom the Board has delegated specific authority (only to the extent of such authority), as its true and lawful attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including but not limited to:

             (a) All certificates and other instruments (including counterparts of this Agreement), and all amendments thereto, which the Board deems appropriate or convenient to form, qualify, continue or otherwise operate the Company as a limited liability company (or other entity in which the Members will have limited liability comparable to that provided in the Act), in the jurisdictions in which the Company may conduct business or in which such formation, qualification or continuation is, in the opinion of the Board, necessary or desirable to protect the limited liability of the Members.

             (b) All amendments to this Agreement adopted in accordance with the terms hereof, and all instruments which the Board deems appropriate or convenient to reflect a change or modification of the Company in accordance with the terms of this Agreement.

             (c) All conveyances of Company Assets, and other instruments which the Board reasonably deems necessary in order to complete a dissolution, winding up and termination of the Company pursuant to this Agreement.

     11.1.2 The appointment by all Members of the Board or any individual Director to whom the Board has delegated specific authority, as attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Members under this Agreement will be relying upon the power of the Board to act as contemplated by this Agreement in any filing and other action by it on behalf of the Company, shall survive the Incapacity of any Person hereby giving such power, and the transfer or assignment of all or any portion of the Membership Interest of such Person in the Company, and shall not be affected by the subsequent Incapacity of the principal; provided, however, that in the event of the assignment by a Member of all of its Membership Interest in the Company, the foregoing power of attorney of an assignor Member shall survive such assignment only until such time as the Assignee shall have been admitted to the Company as a Substitute Member and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

11.2 Amendments.

     11.2.1 Each Additional Member and Substitute Member shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement, a power of attorney to the Board, and such other instruments, in such manner, as the Board shall determine. By so signing, each Additional Member and Substitute Member, as the case may be, shall be deemed to have adopted and to have agreed to be bound by all of the provisions of this Agreement.

     11.2.2 Other than amendments specifically authorized herein, no amendment to this Agreement or to the operating agreement of any Subsidiary of the Company may be made without the consent a Majority in Interest.

     11.2.3 In addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the Board, without the consent of any Member: (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; (b) to delete or add any provision of this Agreement required to be so deleted or added by any federal or state official, which addition or deletion is deemed by such official to be for the benefit or protection of all of the Members; and (c) to take such actions as may be necessary (if any) to insure that the Company will be treated as a partnership for federal income tax purposes.

     11.2.4 In making any amendments, there shall be prepared and filed by, or for, the Board such documents and certificates as may be required under the Act and under the laws of any other jurisdiction applicable to the Company.

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11.3 Accounting and Fiscal Year. Subject to Code Section 448, the books of the
Company shall be kept on such method of accounting for tax and financial reporting purposes as may be determined by the Board. The fiscal year of the Company shall end on the Saturday nearest January 31/st/ of each year.

11.4 Meetings. A meeting of the Members shall be held at least once a year. At any time, and from time to time, the Board and/or a holder of at least 25% of the Voting Interests may call meetings of the Members. Each Member may authorize any other Person (whether or not such other Person is a Member) to act for it or on its behalf on all matters in which the Member is entitled to participate. Each proxy must be signed by the Member or such Member's attorney-in-fact.

     11.4.1  Manner of Giving Notice.

               (a) A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any provision of the Act, or this Agreement.

               (b) When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than 60 days or the Members or the Board fix a new record date for the adjourned meeting in which event notice shall be given in accordance with Paragraphs 11.4.2 or 11.4.3, as applicable.

     11.4.2  Notice of Meetings of Directors.

               Notice of every meeting of the Board shall be given to each Director by telephone or in writing not less than two (2) nor more than forty-five (45) days prior to the date of such meeting before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in a notice of the meeting.

     11.4.3  Notice of Meetings of Members.

               Written notice of every meeting of the Members shall be given to each Member of record entitled to vote at the meeting at least ten (10) days prior to the day named for a meeting called to consider a merger, consolidation or sale of all or substantially all of the assets of the Company or five (5) days prior to the day named for the meeting in any other case. If the Board neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

     11.4.4  Waiver Notice.

             (a) Whenever any written notice is required to be given under the provisions of the Act or this Operating Agreement, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed

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equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

             (b) Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

     11.4.5  Exception to Requirement of Notice.

             Whenever any notice or communication is required to be given to any person under the provisions of the Act or this Operating Agreement or by the terms of any agreement or other instrument or as a condition precedent to taking any Company action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

     11.4.6  Use of Conference Telephone and Similar Equipment.

             Any Director may participate in any meeting of the Directors, and any Member may participate in any meeting of the Members, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

     11.4.7  Consent in Lieu of Meeting.

             (a) Any action required or permitted to be taken at a meeting of the Board or the Members may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by each Director or Member, respectively, entitled to vote thereon.

             (b) Any action required or permitted to be taken at a meeting of the Board or Members may be taken without a meeting if, prior or subsequent to the action, written consents describing the action to be taken are signed by the minimum number of Directors or Members that would be necessary to authorize the action at a meeting at which all Directors or Members entitled to vote thereon were present and voting. The consents shall be filed with the Directors. Prompt notice of the taking of the Company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

     11.4.8  Organization.

             At every meeting of the Members or Board, the Chairman, if there be one, or, in the case of vacancy in office or absence of the Chairman, one of the following officers, if there be any, present in the order stated: the vice chairman, the Chief Executive Officer, president, the vice presidents in their order of rank and seniority, or a person chosen by vote of the Members or Directors present, shall act as chairman of the meeting. The Secretary, if there be one, or, in the absence of the secretary, an assistant secretary, if there be one, or, in the absence of both the

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

secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

     11.4.9  Quorum.

             Five of the Directors of the Company then in office shall be necessary to constitute a quorum for the transaction of business at any meeting of the Board. A Majority in Interest shall be necessary to constitute a quorum for the transaction of business at any meeting of the Members.

11.5 Entire Agreement. This Agreement and the Capital Contribution Agreement constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

11.6 Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary to effectively carry out the purposes of this Agreement.

11.7 Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by facsimile or registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to the Company, to the Company at the address set forth in Paragraph 1.3 hereof, or to such other address as the Company may from time to time specify by notice to the Members; if to a Member, to such Member at the address set forth in Exhibit A, or to such other address as such Member may from time to time specify by notice to the Company. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (i) the date so delivered, if delivered personally, (ii) upon receipt, if sent by facsimile, or (iii) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

11.8 Tax Matters.

     11.8.1 The Retail Sponsor shall be designated and shall operate as "tax matters partner" (as defined in Code Section 6231), to oversee or handle matters relating to the taxation of the Company until the end of the full tax year after the date of this Agreement. For all subsequent tax years of the Company, the "tax matters partner" shall be designated by the Majority in Interest. The tax matters partner shall not extend the statute of limitations on behalf of the Company, submit any written material to any taxing authority, settle or offer to settle any controversy, select the Company's choice of litigation forum in a tax controversy, or take any other action in its capacity as a tax matters partner without the consent of the Board. The tax matters partner shall keep the Board fully advised of the progress of any audit and shall supply the Board with copies of any written communications received from the Internal Revenue Service or other taxing authority relating to any audit within ten (10) days of receipt hereof, and

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

shall at least ten (10) business days prior to submitting any materials to the Internal Revenue Service, or other taxing authority, provide such materials to the Board. The tax matters partner shall be reimbursed by the Company for any reasonable expenses incurred in its capacity as a tax matters partner.

      11.8.2 The Member designated as "tax matters partner" may make all elections for federal income and all other tax purposes (including, without limitation, pursuant to Section 754 of the Code).

      11.8.3 Income tax returns of the Company shall be prepared by such certified public accountant(s) as the Board shall retain at the expense of the Company.

11.9 Jurisdiction. Each Member hereby submits to the jurisdiction of any state or federal court sitting in the state of Delaware in any action arising out of or relating to this Agreement or the transactions contemplated therein.

11.10 Governing Law. This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

11.11 Construction. This Agreement shall be construed as if all parties prepared this Agreement.

11.12 Captions - Pronouns. Any titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the text of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as appropriate.

11.13 Binding Effect. Except as otherwise expressly provided herein, this Agreement shall be binding on and inure to the benefit of the Members, their heirs, executors, administrators, successors and all other Persons hereafter holding, having or receiving an interest in the Company, whether as Assignees, Substitute Members or otherwise.

11.14 Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.

11.15 Confidentiality. Each party agrees that all Confidential Information is the confidential property of the disclosing party. The party receiving such Confidential Information shall: (a) limit access to any Confidential Information of the other party received by it to its employees, contractors, consultants and agents who have a need-to-know in connection with the performance of such party's duties and obligations under this Agreement; (b) advise its employees, contractors, consultants and agents having access to the Confidential Information of the confidential nature thereof and of the obligations set forth in this Agreement and similarly bind them in writing; (c) safeguard all Confidential Information using a reasonable degree of

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

care, but not less than that degree of care used by it in safeguarding its own similar information or material; and (d) not disclose any Confidential Information of the other party received by it to third parties otherwise than in conformity with the provisions of this Agreement. Confidential Information shall not include information the receiving party can document (i) was or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; (ii) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or (iii) was rightfully in possession of the receiving party without restriction prior to its disclosure by the other party. A party may disclose Confidential Information of the other party to the extent required to be disclosed under applicable law or by a governmental order, decree, regulation, rule or process (provided that the receiving party gives written notice to the disclosing party as far in advance as reasonably possible prior to disclosure and the receiving party reasonably cooperates in seeking to dispute such disclosure and/or receive confidential treatment for the disclosed information). Each party acknowledges that the breach by any party of its obligations pursuant to this Section 11.15 will result in irreparable injury to the other parties, and in such event the exact amount of damages is now and will be difficult to ascertain and the remedies at law for any such failure would not be reasonable or adequate compensation. Accordingly, each Member agrees that, in addition to any other remedy that may be available at law, in equity or hereunder, the Company shall be entitled to injunctive relief, without posting a bond or other security, to enforce or prevent any violation of this Paragraph
11.15 by it.

11.16 Counterparts. This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto.

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

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                               ONLINE RETAIL PARTNERS INC.


                                               By:___________________________
                                               Name: ________________________
                                               Title: _______________________



                                               ZANY BRAINY, INC.


                                               By:___________________________
                                               Name: ________________________
                                               Title: _______________________